EXHIBIT 10.12(b)

SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 11, 2005, is by and among AMERICAN COLOR GRAPHICS, INC., a New York Corporation (the “Borrower”), EACH OF THE LENDERS SIGNATORY HERETO, GECC CAPITAL MARKETS GROUP INC., as Syndication Agent (the “Syndication Agent”), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).

RECITALS:

           A.       The Borrower, the Lenders signatory thereto, the Syndication Agent and the Agent are parties to that certain Credit Agreement, dated as of July 3, 2003 (as amended to the date hereof, the “Credit Agreement” as amended by, and together with, this Second Amendment, and as hereinafter amended, modified, supplemented, extended or restated from time to time, being called the “Amended Agreement”).

           B.       The parties hereto have agreed to amend the Credit Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     SECTION 1.01       Amendments to Credit Agreement.

     (a)       Amendments to Section 7.22. Section 7.22 of the Credit Agreement is hereby deleted and the following new Section 7.22 is inserted in replacement thereof:

           7.22       Capital Expenditures.

     The Parent shall not make any Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis, in excess of insurance proceeds or condemnation awards, would exceed (a) $18,500,000 during the Fiscal Year ending March 31, 2004, (b) $10,800,000 during the Fiscal Year ending March 31, 2005, or (c) $14,000,000 during any Fiscal Year thereafter. To the extent that the aggregate amount of Capital Expenditures of the Borrower and the Subsidiaries during a Fiscal Year is less than the amount that is permitted by the preceding sentence (the result of such permitted amount minus the actual amount of Capital Expenditures during a Fiscal Year being the

“Unused Amount”), the aggregate amount of Capital Expenditures that may be made by the Borrower and the Subsidiaries during the next succeeding Fiscal Year will be the sum of the amount otherwise permitted by the preceding sentence plus the Unused Amount from the previous Fiscal Year.

     (b)       Amendment to Section 7.23. Section 7.23 of the Credit Agreement is hereby deleted and the following new Section 7.23 is inserted in replacement thereof:

           7.23       Fixed Charge Coverage Ratio.

     The Borrower will have a Fixed Charge Coverage Ratio of not less than (a) 1.00 to 1.00 for the one-fiscal quarter period ended December 31, 2003, (b) 0.89 to 1.00 for the two-fiscal quarter period ended March 31, 2004 (taken together as one accounting period), (c) 0.86 to 1.00 for the three-fiscal quarter period ended June 30, 2004 (taken together as one accounting period) and (d) the ratio set forth below opposite each fiscal quarter end for each Four Quarter Period then ended set forth below:

Four Quarter	Fixed Charge
Period Ending	Coverage Ratio
September 30, 2004	0.82 to 1.00
December 31, 2004	0.77 to 1.00
March 31, 2005	0.67 to 1.00
June 30, 2005	0.61 to 1.00
September 30, 2005	0.61 to 1.00
December 31, 2005	0.61 to 1.00
March 31, 2006	0.74 to 1.00
June 30, 2006 and each fiscal quarter end thereafter	1.00 to 1.00

     (c)       Amendments to Annex A to the Credit Agreement.

     (i)       The following new defined term is hereby added to Annex A to the Credit Agreement in alphabetical position:

     “Non-Lease Capital Expenditures” means, all Capital Expenditures other than Capital Expenditures financed by a Capital Lease.

     (ii)       The definition of “EBITDA” set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

           “EBITDA” means, with respect to any fiscal period of the Parent, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, Federal, state, local, foreign and deferred income tax expense, depreciation and amortization, and restructuring charges, severance expenses and other non-recurring charges accrued during such period.

     (iii)       definition of “Fixed Charge Coverage Ratio” set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     “Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Parent, the ratio of (a) EBITDA to (b) Fixed Charges.

     (iv)       The definition of “Fixed Charges” set forth in Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

           “Fixed Charges” means, with respect to any fiscal period of the Parent and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) Interest Expense (excluding amortization of deferred financing costs), (b) scheduled principal payments of Debt (but not Permitted Prepayments), (c) Federal, state, local and foreign income taxes paid in cash, (d) the greater of (i) restructuring charges, severance expenses and other non-recurring charges (“Non-Recurring Charges”) paid during such period and (ii) the minimum Non-Recurring Charges set forth in the table below, (e) contributions to the Borrower’s three qualified defined-benefit pension plans made during such period and (f) the greater of (i) Non-Lease Capital Expenditures paid in cash during such period and (ii) the minimum Non-Lease Capital Expenditures set forth in the table below.

	Minimum Non-Recurring	Minimum Non-Lease
If determined	Charges for the	Capital Expenditures
during the fiscal	Four-Quarter Period	for the Four-Quarter
quarter ending below:	then ending	Period then ending
March 31, 2005	$5,599,000	$7,857,000
June 30, 2005	$7,982,000	$9,241,000
September 30, 2005	$9,213,000	$9,906,000
December 31, 2005	$9,931,000	$10,461,000
March 31, 2006	$8,392,000	$7,500,000
Thereafter	$0	$0

     SECTION 1.02       Representations and Warranties.

     The Borrower hereby represents and warrants to each Lender and the Agent, on the Second Amendment Effective Date (as hereinafter defined), as follows:

     (a)       After giving effect to this amendment, the representations and warranties set forth in Article 6 of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment Effective Date (as defined in Section 1.03) with the same effect as if made on and as of the date hereof or the Second Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an early date.

     (b)       Each of the Borrower and the other Credit Parties is in compliance with all terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

     (c)       The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by the Borrower.

     (d)       This Second Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

     (e)       The execution, delivery and performance by the Borrower of this Second Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (ii) any Requirement of Law applicable to the Borrower, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of the Borrower.

     SECTION 1.03       Effectiveness.

     This Second Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Second Amendment Effective Date”):

     (a)       The Agent shall have received duly executed counterparts of this Second Amendment which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Lenders.

     (b)       The Agent and the Lenders shall be satisfied that the representations and warranties set forth in Section 1.02 of this Second Amendment are true and correct on and as of the Second Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the Second Amendment Effective Date.

     (c)       The Agent shall have received an amendment fee for the pro rata benefit of each Lender that has executed a counterpart hereof on or prior to the date hereof in the aggregate amount of $250,000 in the event that all Lenders so execute and subject to pro rata reduction to the extent that any one or more Lenders is not entitled to share in the amendment fee.

     (d)       There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon the performance by the Borrower or any other Credit Party of its obligations under the Credit Agreement or the other Loan Documents.

     (e)       The Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Second Amendment as it shall reasonably request and such other documents, legal opinions, instruments and certificates that shall be reasonably satisfactory in form and substance to the Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this Second Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Lenders.

     SECTION 1.04       Guarantor’s Reaffirmation.

     By its acknowledgement below, the Guarantor hereby (i) consents to the terms of this Second Amendment, (ii) acknowledges and reaffirms all of its obligations and undertakings under the Facility Guaranty and (iii) acknowledges and agrees that the Facility Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

     SECTION 1.05       Expenses.

     The Borrower shall pay all reasonable out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Second

Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Agent.

     SECTION 1.06       Cross-References.

     References in this Second Amendment to any Section are, unless otherwise specified, to such Section of this Second Amendment.

     SECTION 1.07       Instrument Pursuant to Credit Agreement.

     This Second Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SECTION 1.08       Further Acts.

     Each of the parties to this Second Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Second Amendment.

     SECTION 1.09       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

     (a)       THIS SECOND AMENDMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECOND AMENDMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS SECOND AMENDMENT, EACH OF THE BORROWER, EACH OTHER CREDIT PARTY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, EACH OTHER CREDIT PARTY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECOND AMENDMENT OR ANY DOCUMENT RELATED

HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     (c)       THE BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     (d)       THE BORROWER, EACH OTHER CREDIT PARTY, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECOND AMENDMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, EACH OTHER CREDIT PARTY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECOND AMENDMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 1.10       Counterparts.

     This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 1.11       Severability.

     In case any provision in or obligation under this Second Amendment or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 1.12       Benefit of Agreement.

     This Second Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

     SECTION 1.13       Integration.

     This Second Amendment represents the agreement of the Borrower, each other Credit Party, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 1.14       Confirmation.

     Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

     SECTION 1.15       Loan Documents.

     Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreements or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

[Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER: AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick Kellick
Name:	Patrick Kellick
Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND COLLATERAL AGENT: BANK OF AMERICA, N.A., as the Agent
By:	/s/ Jang S. Kim
Name:	Jang S. Kim
Title:	Vice President

SYNDICATION AGENT: GECC CAPITAL MARKETS GROUP INC., as Syndication Agent
By:	/s/ Alan T. White
Name:	Alan T. White
Title:	Duly Authorized Signatory

LENDERS: BANK OF AMERICA, N.A., as a Lender
By:	/s/ Jang S. Kim
Name:	Jang S. Kim
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ Eric A. Schaefer
Name:	Eric A. Schaefer
Title:	Duly Authorized Signatory

WEBSTER BUSINESS CREDIT CORPORATION, as a Lender
By:	/s/ Joseph J. Zautra
Name:	Joseph J. Zautra
Title:	Vice President

ACKNOWLEDGED AND AGREED
by the undersigned Guarantor:

ACG HOLDINGS, INC., a Delaware corporation

By:	/s/ Patrick Kellick
Name:	Patrick Kellick
Title:	Senior Vice President and Chief Financial Officer